EXHIBIT 10.1

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This amendment (the “Amendment”) to the Securities Purchase Agreement dated as of December 19, 2022 (the “SPA”), by and between Cosmos Health Inc. (the “Company”) (f/k/a Cosmos Holdings Inc.) and Grigorios Siokas (“Siokas”), Chief Executive Officer of the Company, with addresses set forth below.

WHEREAS, the Company and Siokas agreed to the terms and conditions set forth in the SPA prior to the commencement of trading on Nasdaq on December 19, 2022;

WHEREAS, the actual allocation of securities to be purchased by Siokas under the SPA was not determined until after the close of trading on Nasdaq at 4:30 p.m. (Eastern Time) on December 19, 2022;

WHEREAS, Siokas signed the SPA to purchase $3,000,000 of securities at $11.50 per share, consisting of 260,870 shares of common stock and warrants (the “Warrants”) to purchase 260,870 shares of common stock (collectively, the “Securities”);

WHEREAS, certain accounting issues have arisen concerning Mr. Siokas’ purchase of Securities under the SPA;

WHEREAS, the Company, through the actions of its independent members of the Board of Directors, wishes to approve this Amendment to the SPA solely in connection with Mr. Siokas’ purchase of the Securities; and

WHEREAS, Mr. Siokas has agreed to amend his SPA to memorialize the foregoing.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Mr. Siokas hereby agree as follows:

1. Section 2.1 Closing of the SPA is amended and replaced in its entirety to read as follows:

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and Siokas agrees to purchase the number of shares of Common Stock set forth under the heading “Subscription Amount” on the Purchaser’s signature page hereto, at the Per Share Purchase Price.

-1-

Siokas’ Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for Delivery Versus Payment (“DVP”) settlement with the Company or its designees. The Company shall deliver to Siokas his Shares as determined pursuant to Section 2.2(a), and the Company and Siokas shall deliver the other items set forth in Section 2.2 at the Closing. Siokas shall deliver back to the Company Warrants to purchase 260,870 shares of Common Stock delivered to Siokas on or about December 21, 2022. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Placement Agent or such other location as the parties shall mutually agree. Unless otherwise directed by the Placement Agent, settlement of the Shares shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Shares registered in Siokas’ name and address and released by the Depositary directly to the account(s) at the Placement Agent identified by Siokas; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to Siokas, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company).

2. Section 2.2 Deliveries is amended to delete subsections (iv) and (vi) in their entirety.

3. Section 3.2(b) Understandings or Arrangements is amended and replaced in its entirety to read as follows:

(b) Understandings or Arrangements. Siokas is acquiring the Securities as principal for his own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Siokas’ right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

4. Section 3.2(c) Purchaser Status is amended and replaced in its entirety to read as follows:

(a) Purchaser Status. At the time Siokas was offered the Securities, he was and, as of the date hereof, he will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

5. Section 4.1 is deleted in its entirety.

6. Section 4.2 is deleted in its entirety.

7. Section 4.3 is deleted in its entirety.

8. Section 4.17 is deleted in its entirety.

9. Except as set forth herein, the SPA, as amended, remains in full force and effect.

(Signature Page follows)

-2-

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

January 13, 2023

COSMOS HEALTH INC.		Address for Notice:
141 West Jackson Boulevard, Suite 4236
Chicago, Illinois 60604
By:	/s/ Georgios Terzis
Name:	Georgios Terzis	Email: g.terzis@cosmoshealthinc.com
Title:	Chief Financial Officer

With a copy to (which shall not constitute notice):

DAVIDOFF HUTCHER & CITRON LLP
605 Third Avenue, 34th Floor
New York, New York 10158		Email: ehl@dhclegal.com
Attention: Elliot H. Lutzker, Partner		Fax: (212) 286-1884

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

-3-

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:     Grigorios Siokas

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:       greg.ceo@cosmoshealthinc.com

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser: Agiou Georgiou 5 – Cosmos Office – Thessaloniki, Greece

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

DWAC for Common Stock:

Subscription Amount: $3,000,000

Shares of Common Stock: 260,870

Shares of Common Stock underlying the Pre-Funded Warrants: -0-

Warrant Shares underlying the Common Warrants: -0-

EIN Number: N/A

☒  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

-4-